TRUST AND INDEMNITY AGREEMENT

THIS TURST AND INDEMNITY AGREEMENT (this “Agreement”) is made the October 18, 2006

BETWEEN

INFOLINK PACIFIC LIMITED of Palm Grove House, PO Box 438, road town, Tortola, British Virgin Islands (hereinafter called the “Beneficiary”)

AND

Li Han Xun (PRC ID: 440104198108282513) of Room 13D, Hua Hui Building, Zhao Hui Court, 8-12 Tian Xiu Road, Tianhe District, Guangzhou 510635, The People’s Republic of China  (hereinafter called the “Trustee”)

WHEREAS

(1)

the Beneficiary is the beneficial owner of the shares (the “Shares”) of a company (the “Company”) specified in the First Schedule hereto.

(2)

the Beneficiary has requested the Trustee to register the Shares in the Trustee’s name.

(3)

the Trustee has agreed to be nominated and appointed as director and also to hold the Shares

(4)

the registration as aforesaid was made to the Trustee as a nominee of the Beneficiary and it was agreed that the Trustee should execute such declaration of trust as is hereinafter contained.

NOW THIS AGREEMENT WITNESSETH as follows:

(1)

The Trustee hereby declares that it holds the Shares and all dividends and interest accrue upon the same or any of them upon trust for the Beneficiary and his successors in title and agrees to transfer, pay and deal with the Shares and the dividends and interest payable in respect of the same in such manners as the Beneficiary shall form time to time direct in writing.

(2)

The Trustee will at the request of the Beneficiary or its successors in title attend all meetings of shareholders or otherwise which it shall be entitled to attend by virtue of being the registered proprietor of the Shares or any of them and will vote at every such meeting in such manner as the Beneficiary or its successors in title shall have previously directed in writing and in default of such direction at the discretion of the Trustee and further will if so required by the Beneficiary or its successors in title execute all proxies or other documents which shall be necessary or proper to enable the Beneficiary its personal representatives or assigns or its or their nominees to vote at any such meeting in the place of the Trustee.

(3)

The Trustee shall upon request provide the Beneficiary or its successors in title with such information as may be available to the Trustee as a shareholder with regard to the operation of the Company.

(4)

The Beneficiary herby covenants and undertakes with the Trustee that he/she will indemnify the Trustee against all costs, claims, expenses and liabilities of whatsoever nature arising out of the holding of the Shares or from the office(s) of directorship and/or other executive position(s) of the Company by the Trustee on behalf of the Beneficiary.

(5)

This Agreement shall be governed by the laws of Hong Kong Special Administrative Region.

(6)

In the event of any dispute or disputes arising from the interpretation of the provisions of this Agreement, the parties hereto jointly and severally agree to resolve the dispute or disputes, if any, by means of legally binding arbitration in Hong Kong International Arbitration Center.

FIRST SCHEDULE___________________________________________________

Class of Share(s): Ordinary

Percentage of Share Capital: 29.98%

in SHANDONG ZHOU YUAN SEEDS INDUSTRIAL JOINT STOCK LIMITED  incorporated under the Laws of the People’s Republic of China whose registered office is at 238 Jian Xin East Road, Laizhou City, Shandong Province, China.

DECLARATION OF TRUST

I/We, Li Han Xun (PRC ID: 440104198108282513) of Room 13D, Hua Hui Building, Zhao Hui Court, 8-12 Tian Xiu Road, Tianhe District, Guangzhou 510635, The People’s Republic of China hereby solemnly and sincerely declare as follows:-

1.

THAT the shares now standing in my/our name represent 29.98%of the registered capital numbered of SHANDONG ZHOU YUAN SEEDS INDUSTRIAL JOINT STOCK LIMITED (hereinafter called ‘the Share’), a limited company incorporated under the Laws of the People’s Republic of China whose registered office is at 238 Jian Xin East Road, Laizhou City, Shandong Province, China do not belong to me/us but to INFOLINK PACIFIC LIMITED of Palm Grove House, PO Box 438, road town, Tortola, British Virgin Islands (hereinafter called ‘the Beneficial Owner’ which expression shall include its successors in title and assigns).

2.

THAT I/we hold the Share and all dividends and interests accrued or to accrue on trust for the Beneficial Owner and I/we undertake to transfer and deal, in all respects, and to pay the Share and any dividends, interest and other benefits thereon and accretions thereto in such manner as the Beneficial Owner shall from time to time direct.

3.

THAT I/we undertake, when called upon to do so by the Beneficial Owner, to transfer the Share to the Beneficial Owner or as the Beneficial Owner may direct

4.

THAT I/we undertake that I/we will at the request of the Beneficial Owner attend by virtue of being the registered holder of the Share and will vote at any such meetings in such manner as directed by the Beneficial Owner.

IN WITNESS whereof this Declaration was executed this 18th day of October, 2006.

SIGNED by

/s/ Li Han Xun

in the presence of

/s/_____________________

Name and Address